NEWS RELEASE

NORTH AMERICAN GALVANIZING & COATINGS, INC.

5314 South Yale Avenue, Suite 1000

(918) 494–0964  Fax: (918) 494-3999

FOR IMMEDIATE RELEASE  Contact: Beth B. Pulley  Phone: (918) 524-1512

North American Galvanizing & Coatings

Announces Effective Date of Termination of NASDAQ Listing and Registration

Tulsa, Oklahoma, July 23, 2010 – North American Galvanizing & Coatings, Inc. (“NGA”) (NASDAQ: NGA) today announces that trading in the shares of its common stock (the “Shares”) on the NASDAQ Stock Market (“NASDAQ”) will be suspended effective as of Thursday, July 29, 2010, such that Wednesday, July 28, 2010 will be the last day on which the Shares will trade on NASDAQ. NGA has previously issued a press release announcing its intention to strike the Shares from listing and registration on the NASDAQ, and, on July 19, 2010, NGA filed a Form 25 with the Securities and Exchange Commission striking the Shares from listing and registration on the NASDAQ effective as of July 29, 2010. NGA has taken this action in connection with the anticipated merger of Big Kettle Merger Sub, Inc. (“Merger Sub”), an indirect wholly-owned subsidiary of AZZ incorporated (“AZZ”) (NYSE: AZZ), with and into NGA pursuant to the Agreement and Plan of Merger among NGA, Merger Sub and AZZ dated March 31, 2010. Due to the number of Shares owned by Merger Sub, the requisite approval of the merger by NGA’s stockholders is assured, and NGA intends to consummate the merger as soon as possible pursuant to applicable law. NGA anticipates that the Merger will be effective on August 3, 2010. Upon completion of the merger, NGA will no longer meet the numerical listing requirements of NASDAQ.

NGA anticipates that the Shares will be traded only on the OTC “grey market” from July 29, 2010 through August 2, 2010, and NGA has not arranged for the listing and/or registration of its Shares on a national securities exchange or for quotation of its Shares in a quotation medium during this time.

About North American Galvanizing & Coatings, Inc. (NASDAQ: NGA)

North American Galvanizing & Coatings, Inc. is a leading provider of corrosion protection for iron and steel components fabricated by its customers. NGA’s galvanizing and coating operations are composed of eleven facilities located in Colorado, Kentucky, Missouri, Ohio, Oklahoma, Tennessee, Texas and West Virginia.

About AZZ incorporated (NYSE: AZZ)

AZZ incorporated is a specialty electrical equipment manufacturer serving the global markets of industrial, power generation, transmission and distributions, as well as a leading provider of hot dip galvanizing services to the steel fabrication market.

Safe Harbor Statement

Certain statements contained in this press release about our expectations of future events or results constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events.  Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements.  In addition, certain factors could affect the outcome of the matters described in this press release.  These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) risks that the proposed transaction disrupts current plans and operations, and (4) the costs, fees and expenses related to the transaction.  NGA has provided additional information regarding risks associated with the business in NGA’s Annual Report on Form 10-K for 2009 as well as other filings with the SEC, available for viewing on the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-

looking statements, which are qualified in their entirety by this cautionary statement.  These statements are based on information as of the date of this press release and NGA assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.